SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

      Date of Report (date of earliest event reported): September 30, 2008

                           HOLLOMAN ENERGY CORPORATION
                           ---------------------------
                 (Name of Small Business Issuer in its charter)

      Nevada                        000-52419                 77-0643398
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(State of incorporation)      (Commission File No.)        (IRS Employer
                                                         Identification No.)

      333 North Sam Houston Parkway East, Suite 600, Houston, Texas, 77060
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          (Address of principal executive offices, including Zip Code)

       Registrant's telephone number, including area code: (281) 260-0193


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          (Former name or former address if changed since last report)

Check appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below)

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR
    240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-14(c) under the Exchange Act (17 CFR 240.13e-4(c))



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Item 3.02   Recent Sales of Unregistered Securities

     Effective September 30, 2008, Holloman Energy Corporation (OTC BB:HENC), completed a $1.725 million private placement of it's restricted securities. Under the terms of the offering, and as approved by its Board of Directors, the Company sold 6,764,706 investment units at a price of $0.255 to its controlling shareholder, Holloman Corporation, and to Grant Petersen, Mark Stevenson and Douglas Brown, all officers and/or directors of the Company. Each investment Unit consisted of one share of restricted common stock, one Series A warrant and one Series B warrant. Each Series A warrant entitles the holder to purchase one share of the Company's restricted common stock at a price of $0.70 per share. Each Series B warrant entitled the holder to purchase one share of the Company's restricted common stock at a price of $2.00 per share. The Series A and B warrants expire on September 30, 2011.

     No fees or commissions were paid in connection with the issuance of these securities.

     The Company relied upon the exemption provided by Section 4(2) of the Securities Act of 1933 in connection with the issuance of the securities described above.



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                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Date:   October 7, 2008                   HOLLOMAN ENERGY CORPORATION


                                        By:   /s/ Grant Petersen
                                             -----------------------------------
                                             Grant Petersen, President and Chief
                                             Executive Officer